Exhibit 99.3

LKQ CORPORATION

Offers to Exchange the Registered Notes Set Forth Below that
Have Been Registered Under the United States Securities Act of 1933, as
Amended, for Any and All Outstanding
Restricted Notes Set Forth Opposite the Corresponding
Registered Notes

Registered/Exchange Notes	Restricted/Original Notes
$800,000,000 5.750% Senior Notes due 2028 (CUSIP No. 501889 AD1)	$800,000,000 5.750% Senior Notes due 2028 (CUSIP Nos. 501889 AC3 and U5463T AB8)
$600,000,000 6.250% Senior Notes due 2033 (CUSIP No. 501889 AF6)	$600,000,000 6.250% Senior Notes due 2033 (CUSIP Nos. 501889 AE9 and U5463T AC6)

PURSUANT TO THE PROSPECTUS DATED , 2023
To Our Clients:
We are enclosing herewith a Prospectus, dated , 2023, of LKQ Corporation (“LKQ”) and a related Letter of Transmittal (which together constitute the “Exchange Offer”) relating to the offer by LKQ to exchange (a) up to $800,000,000 principal amount of its 5.750% Senior Notes due 2028 (the “2028 Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $800,000,000 principal amount of its issued and outstanding 5.750% Senior Notes due 2028 (the “2028 Original Notes”), and (b) up to $600,000,000 principal amount of its 6.250% Senior Notes due 2033 (the “2033 Exchange Notes” and, together with the 2028 Exchange Notes, the “Exchange Notes”), which have been registered under the Securities Act for up to $600,000,000 principal amount of its issued and outstanding 6.250% Senior Notes due 2033 (the “2033 Original Notes” and, together with the 2028 Original Notes, the “Original Notes”) upon the terms and subject to the conditions set forth in the Exchange Offer.
PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00P.M.,
NEW YORK CITY TIME, ON , 2023, UNLESS EXTENDED BY LKQ IN
ITS SOLE DISCRETION. THE EXCHANGE OFFER IS NOT CONDITIONED
UPON ANY MINIMUM NUMBER OF ORIGINAL NOTES BEING TENDERED.
We are the holder of record of Original Notes held by us for your account. A tender of such Original Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.
We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing and returning to us the enclosed Instruction to Registered Holder from Beneficial Owner enclosed herewith. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Original Notes. We also request that you confirm with such instruction form that we may on your behalf make the representations contained in the Letter of Transmittal.
Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to LKQ that (A) it is acquiring the Exchange Notes issued in the Exchange Offer in the ordinary course of its business, (B) at the time of the commencement of the Exchange Offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes issued in the Exchange Offer in violation of the provisions of the Securities Act (C) it is not an “affiliate,” as defined in Rule 405 of the Securities Act, of LKQ or any guarantor and (D) if it is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the tendering holder is a broker-dealer (whether or not it is also an “affiliate” of LKQ or any of the guarantors within the meaning of Rule 405 under the Securities Act) that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that the Original Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes issued in the Exchange Offer. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the

Securities Act. Each holder will also represent that it is not acting on behalf of any person or entities who could not truthfully make the foregoing representations.
Very truly yours,